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                                                                    EXHIBIT 10.6


                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS AGREEMENT (the "Agreement") is entered into as of the 1st day of April, 2004, by and among COMMONWEALTH ENERGY CORPORATION ("Commonwealth"), COMMERCE ENERGY GROUP, INC. ("CEG," and together with Commonwealth, the "Company") and PETER WEIGAND, an individual (the "Executive")(hereinafter collectively referred to as "the parties").

                                    PREAMBLE

         The Company desires to employ Executive and Executive desires to be employed by the Company, all pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term. The initial term of this Agreement shall be for the period commencing on April 1, 2004 (the "Start Date"), and ending on the third anniversary of the Start Date (the "Initial Term"), provided, however, that the term of this Agreement shall be automatically extended for successive one (1) year periods thereafter (each, a "Renewal Period") unless either the Company or Executive shall have given written notice to the other party at least ninety
(90) days prior to the end of the Term of Agreement (as hereinafter defined), that the Term of Agreement shall not be so extended. The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the "Term of Agreement". Executive's employment hereunder shall be coterminous with the Term of Agreement, unless sooner terminated as provided in Section 5 hereof.

         2. Employment. During the term of Executive's employment under this Agreement and subject to the terms and conditions of this Agreement, Executive shall be employed as President of Commonwealth and of CEG. Executive agrees to discharge all of the duties normally associated with such positions, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive as may from time to time be assigned to him by the Company's Chief Executive Officer and/or Commonwealth's Board of Directors (the "Board") or CEG's Board of Directors (the "CEG Board"), and to devote all of his business time, skill and attention to such services. Executive agrees that he will be present in California during each regular business week except for vacation, except to the extent of Company business related travel and except as otherwise approved by the Company's Chief Executive Officer. Executive shall have the duties and authority that are customary for the position in corporations of similar size, type and nature as Commonwealth and CEG, as applicable. Executive agrees that he shall not engage in any other business activities of any kind which would give rise to a conflict of interest for Executive with respect to his duties and obligations to the Company. Executive shall serve

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as a member of CEG's Board, without additional remuneration, upon the closing of the Company's acquisition (the "Acquisition") of all of the outstanding securities of Skipping Stone, Inc. ("SSI"). If the Company concludes that its currently planned reorganization (the "Reorganization") will not occur, Executive shall serve as a member of the Board, with no additional remuneration, provided that the Acquisition has occurred.

         3. Compensation. During the term of Executive's employment under this
Agreement:

                  (a) Base Salary. The Company agrees to pay or cause to be paid to Executive during the Term of Agreement a base salary at the rate of $400,000 per annum or such increased amount as the Board or the Compensation Committee of the Board (the "Committee") may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such Base Salary shall be reviewed at least annually by the Board or the Committee and may be further increased (but not decreased) in such amounts as the Board or the Committee in its discretion may decide.

                  (b) Bonus. The Executive shall be eligible to participate in the Company's bonus program at the discretion of the Board on the same basis and terms as are applicable to other senior executives of the Company.

                  (c) Stock Option. On or prior to the date hereof, Commonwealth shall grant to Executive a non-qualified stock option (the "Stock Option") to purchase Six Hundred Thousand (600,000) shares of common stock, par value $.01 per share, of Commonwealth (the "Common Stock") pursuant to the terms of the Commonwealth Energy Corporation 1999 Incentive Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A. The Stock Option shall become exercisable as follows: 150,000 shares shall be immediately vested and fully exercisable as of the Start Date and 150,000 shares shall become vested and fully exercisable on each of the first, second and third anniversaries of the Start Date. The exercise price per share shall be $1.92. In the event Executive's employment is terminated for any reason other than cause (as such term is defined in the Plan and not in this Agreement), Executive may exercise the Stock Option with respect to vested shares of Common Stock until the one year anniversary of the date of termination of employment. The Stock Option shall be evidenced by an agreement in customary form for grants of stock options under the Plan to executive officers of the Company, in substantially the same form as is attached hereto as Exhibit B, consistent with the terms and conditions of this Agreement.

         4. Other Benefits. During the term of Executive's employment under this
Agreement:

                  (a) Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

                  (b) Executive Benefits. Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the


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Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, Executive's participation in such plans shall be on the same basis and terms, as other senior executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive's entitlements hereunder.

                  (c) Relocation Costs; Temporary Housing; Travel. Executive shall be entitled to receive prompt reimbursement, in each case upon submission of properly documented receipts, for the following:

                        (i) (A) real estate commissions paid by Executive in connection with the sale of the two Pennsylvania residences owned by Executive, and closing costs for the purchase by Executive of a primary residence in Southern California and (B) up to an aggregate of $75,000 for moving and storage expenses for Executive's home furnishings and two cars from Pennsylvania to Southern California.

                        (ii) rent for temporary housing in Southern California and a standard rental car, in each case until the earlier of six months from the Start Date or the date on which Executive closes on the purchase of a primary residence in Southern California (the "Reimbursement Period"); provided, that Executive shall use reasonable good faith efforts to expedite the process of purchasing such primary residence.

                        (iii) reasonable costs associated with round-trip travel by Executive and his spouse from his Pennsylvania residence to Southern California, not to exceed three round trips unless otherwise approved by the Company's Chief Executive Officer and incurred during the Reimbursement Period.

                  (d) Business Expenses. Upon submission of proper invoices in accordance with the Company's normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interest of the Company.

                  (e) Vacation and Sick Leave. Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company, which shall in no event be less than five weeks per year. Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

         5. Termination. Executive's employment hereunder may be terminated under the following circumstances:

                  (a) Death. Executive's employment shall be terminated as of the date of Executive's death and Executive's beneficiaries shall be entitled to the benefits provided in Section 7(b) hereof.


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                  (b) Disability. The Company may terminate Executive's
employment after having established Executive's Disability, subject to the payment by the Company to Executive of the benefits provided in Section 7(b) hereof. For purposes of this Agreement, "Disability" shall mean Executive's inability to substantially perform his duties and responsibilities hereunder by reason of any physical or mental incapacity for two or more periods of ninety
(90) consecutive days each in any three hundred and sixty (360) day period, as determined by a physician with no history of prior dealings with the Company or Executive, as reasonably agreed upon by the Company and Executive.

                  (c) Cause. The Company may terminate Executive's employment for "Cause", effective as of the date of the Notice of Termination (as defined in Section 6 below), subject to the payment by the Company to Executive of the benefits provided in Section 7(a) hereof. A termination for Cause is a termination made because Executive has (A) committed an act of fraud or embezzlement against the Company or any affiliate thereof, a knowing and willful unauthorized disclosure of Confidential Information (as defined in Section 9 below) of the Company which disclosure results in material damage to the Company, or a breach of the duty to the Company not to engage in self-dealing with respect to the Company's assets, properties or other business opportunities which continues after written notice thereof specifying the particular events or conditions which constitute the alleged breach and the specific cure requested by the Company and a reasonable opportunity to cure (at least 30 days); or (B) been convicted (or entered a plea of nolo contendere) for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude; or (C) engaged in intentional misconduct as an employee of the Company, which misconduct or violation results in material damage to the Company or its reputation and continues after written notice thereof specifying the particular events or conditions which constitute the alleged misconduct or violation and the specific cure requested by the Company and a reasonable opportunity to cure (at least 30 days) (if such misconduct is susceptible to cure by Executive), including, but not limited to (1) intentional violations by Executive of written policies of the Company , which policies are not illegal (or do not involve illegal conduct) and do not require Executive to violate reasonable business ethical standards, or (2) intentional violations of the Company's code of corporate conduct; or (D) except in the case of Disability, failed, after 30 days written notice from the Company to render services to the Company in accordance with this Agreement or Executive's position and responsibilities with the Company in a manner that amounts to gross neglect in the performance of his duties to the Company. The Company may suspend Executive, without pay, upon Executive's indictment for the commission of (1) a felony or (2) a crime involving fraud, dishonesty or moral turpitude. Such suspension may remain effective until such time as the indictment is either dismissed or a verdict of not guilty has been entered, at which time Executive shall be reinstated with the Company. Upon such reinstatement, Executive shall be entitled to payment by the Company of all Base Salary to which Executive would have otherwise been entitled to during the period of such suspension.

                  (d) Without Cause. The Company may terminate Executive's employment without Cause. The Company shall deliver to Executive a Notice of Termination not less than sixty (60) days prior to the termination of Executive's employment without Cause and the Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company of the benefits provided in Section 7(c) hereof.


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                  (e) Good Reason. Executive may terminate his employment for
"Good Reason" (as defined below) by delivering to the Company a Notice of Termination no less than sixty (60) days prior to the termination of Executive's employment for Good Reason. The Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company of the benefits provided in Section 7(c) hereof. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in subsections (i) through (iii) hereof which are not cured by the Company within a reasonable time after the Company has received written notice from Executive specifying the particular events or conditions which constitute Good Reason and the specific cure requested by Executive. For purposes of this Agreement, "Good Reason" means any of the following events: (i) failure to pay Executive's salary or bonus, if any, when due; (ii) any material breach of this Agreement by the Company; or (iii) any requirement that Executive relocate his place of employment by more than seventy-five (75) miles from Executive's then current office, provided such relocation is effected by the Company without Executive's written consent.

                  (f) Voluntary Resignation. Executive may terminate his employment without Good Reason by delivering to the Company a Notice of Termination not less than sixty (60) days prior to the termination of Executive's employment and the Company shall have the option of terminating Executive's duties and responsibilities (but not his employment) prior to the expiration of such sixty-day notice period, subject to the payment by the Company to Executive of the benefits provided in Section 7(a) hereof through the last day of such notice period.

                  (g) Non-Renewal of Term of Agreement. Either party may elect not to extend the Term of Agreement pursuant to Section 1 hereof.

         6. Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive's employment hereunder shall be effective without such Notice of Termination. A Notice of Termination shall only be delivered by the Company to Executive upon approval by a majority of the Compensation Committee.


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         7. Compensation Upon Termination. Upon termination of Executive's employment during the Term of Agreement, Executive shall be entitled to the following benefits:

                  (a) Termination by the Company for Cause or by Executive without Good Reason. If Executive's employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay Executive all amounts earned hereunder through the termination date, including:

                        (i) any accrued and unpaid Base Salary;

                        (ii) reimbursement for any and all monies advanced by Executive or expenses incurred in connection with Executive's employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date;

                        (iii) any accrued and unpaid vacation pay;

                        (iv) any earned (as determined by the Compensation Committee) but unpaid bonus as of the date of termination of employment; and

                        (v) any accrued medical, retirement or other benefits (the foregoing items in Section 7(a)(i) through 7(a)(v) being collectively referred to as the "Accrued Compensation").

                  (b) Termination Upon Death or Disability. If Executive's employment is terminated by the Company upon Executive's Disability or by reason of Executive's death, the Company shall pay Executive (or his beneficiaries, as applicable) any Accrued Compensation through the date of termination of employment. Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's benefit plans and other applicable programs and practices then in effect.

                  (c) Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason, then :

                        (i) Executive shall be entitled to any Accrued Compensation through the date of termination of employment; and

                        (ii) If Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of six (6) months after the date of such termination of employment, the Company shall pay Executive as additional compensation for the periods subsequent to the termination date, an amount in cash equal to the greater of (A) one (1) or (B) a fraction, the numerator of which is the number of whole months remaining in the Term and the denominator of which is 12, times Executive's annual Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is delivered, payable in accordance with the Company's normal payroll practices for senior executives. If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to receive the post-employment benefits


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provided for in this Section 7(c)(ii) shall immediately thereafter terminate.
For purposes of this Agreement, "Prohibited Activities" shall mean directly or indirectly engaging as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services;

                        (iii) All restrictions on any outstanding awards granted by the Company or any subsidiaries or parent of the Company (including restricted stock awards) granted to Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options granted to Executive shall become fully (100%) and immediately exercisable; and

                        (iv) the Company shall make COBRA payments on behalf of Executive with respect to health benefits existing on the date of termination for a period of one year following termination of employment.

Executive's entitlement to any other compensation or benefits hereunder shall be determined in accordance with the Company's benefit plans and other applicable programs and practices then in effect.

                  (d) Voluntary Resignation by Executive Following a Change in Control. If Executive voluntarily resigns for any reason within six (6) months following a Change in Control (as defined in Section 8 below), then in addition to the amounts due under Section 7(c) above, if Executive voluntarily elects and agrees not to engage in Prohibited Activities for a period of six (6) months after the date of such termination of employment, all restrictions on any outstanding awards granted by the Company or any subsidiaries or parent of the Company (including restricted stock awards) granted to Executive shall lapse and such awards shall become fully (100%) and immediately vested, and all stock options and stock appreciation rights granted to Executive shall become fully (100%) and immediately exercisable. If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to continue to receive the post-employment benefits provided for in this paragraph shall immediately thereafter terminate.

                  (e) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Section 7 by seeking other employment and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

         8. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (a) the acquisition by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (i) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), of any securities of the Company, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of (i) the outstanding shares of


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Common Stock of the Company or (ii) the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

                  (b) the Company is a party to a merger or consolidation with a person other than an Affiliate which results in the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or

                  (c) all or substantially all of the assets of the Company are, in any transaction or series of transactions, sold or otherwise disposed of (other than to an Affiliate);

provided, however, that in no event shall a "Change in Control" be deemed to have occurred for purposes of this Agreement (i) solely because the Company engages in an internal reorganization, which may include a transfer of assets to, or a merger or consolidation with, one or more Affiliates, creation of a holding company structure or a reincorporation, or (ii) as a result of any transaction or series of transactions that has been approved by the Board or the CEG Board; and provided further that for purposes of this definition of "Change in Control" only, the term "Company" shall refer to (A) Commonwealth from the date hereof through the date immediately prior to the closing of the Reorganization and (B) if the Reorganization is consummated, CEG, from and after the date of closing the Reorganization.

         9. Records and Confidential Data; Proprietary Inventions.

                  (a) Executive acknowledges that in connection with the performance of his duties during the Term of Agreement the Company will make available to Executive, or Executive will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. Executive acknowledges and agrees that any and all Confidential Information learned or obtained by Executive during the course of his employment by the Company or otherwise, whether developed by Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

                  (b) The Confidential Information will be kept confidential by Executive, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with Executive's discharge of his duties hereunder, and will be safeguarded by Executive from unauthorized disclosure.

                  (c) For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and its affiliates that has been created, discovered or developed or has otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by or to Executive during the period of or arising out of his employment hereunder) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged; by way of illustration and not by limitation, Confidential Information includes information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals,


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codes, marketing and sales programs, client lists, client mailing lists, supplier lists, financial projections, cost summaries, pricing formula, marketing studies relating to prospective business opportunities and all other concepts, ideas, materials, or information prepared or performed for or by the Company or its affiliates. For purposes of this Agreement, the Confidential Information shall not include and Executive's obligation's shall not extend to
(i) information which is or becomes, without violation by Executive of this Agreement, generally available to the public and (ii) information obtained by Executive other than pursuant to or in connection with this employment. Notwithstanding the foregoing, if Executive is required by law or legal process to disclose the Confidential Information, Executive shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 9. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless, in the opinion of counsel, legally compelled to disclose the Confidential Information, Executive may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided, however, that Executive exercise reasonable efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (d) Executive hereby assigns to the Company any rights he may acquire during his employment hereunder in all Confidential Information and agrees that all Inventions (as defined below) will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all the patents and other rights in connection therewith. Executive hereby assigns to the Company any rights he may acquire during the period of his employment hereunder in all Inventions and agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Inventions in any and all countries. Executive shall execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. Executive's obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries will continue beyond the termination of employment hereunder, but the Company will compensate Executive at a reasonable rate after such termination for time actually spent by him at the Company's request on such assistance. Executive acknowledges that, in accordance with Section 2872 of the California Labor Code, the assignment provisions in this paragraph (d), do not apply to Inventions for which no equipment, supplies, facility, or trade secret information of the Company was used, which were developed entirely on Executive's own time, and (i) which do not relate (a) to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development or (ii) which do not result from any work performed by Executive for the Company. Executive has identified on Schedule I hereto all inventions or improvements relevant to the subject matter of Executive's employment hereunder which have been made or conceived or first reduced to practice by Executive alone or jointly with others prior to the date hereof which Executive desires to remove from the operation of this Agreement; and Executive represents that such list is complete. If there is no such list on Schedule I, Executive represents that he has made no such inventions and improvements as of the date hereof.


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                  (e) For purposes of this Agreement, "Inventions" shall mean all improvements, inventions, formulae, processes, techniques, know-how and data whether or not patentable, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during Executive's employment hereunder which are related to or useful in the business of the Company, or result from tasks assigned Executive by the Company, or result from use of premises owned, leased or contracted for by the Company.

                  (f) Executive's obligations under this Section 9 shall survive the termination of the Term of Agreement.

         10. Covenant Not to Solicit.

                  (a) Covenant Not to Solicit. To protect the Confidential Information and other trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of twelve months after Executive's cessation of employment with the Company, not to solicit or participate in or assist in any way in the solicitation of any employees or consultants of the Company. For purposes of this covenant, "solicit" or "solicitation" means directly or indirectly influencing or attempting to influence employees or consultants of the Company to become employed with any other person, partnership, firm, corporation or other entity. Executive agrees that the covenants contained in this Section 12 are reasonable and desirable to protect the Confidential Information of the Company.

                  (b) It is the intent and desire of Executive and the Company that the restrictive provisions of this Section 10 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this
Section 10 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

                  (c) Executive's obligations under this Section 10 shall survive the termination of the Term of Agreement.

         11. Remedies for Breach of Obligations under Sections 9 or 10 hereof. Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches his obligations under Sections 9 or 10 hereof. Accordingly, Executive agrees that the Company will be entitled, in addition to any other available remedies, to seek injunctive relief against any breach or prospective breach by Executive of his obligations under Sections 9 or 10 hereof. The Company shall seek such relief in any Federal or state court where venue would be appropriate based upon Executive's principal residence or his principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company to obtain that injunctive relief, and Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address provided by Executive to the Company, or in any other manner authorized by law. Notice in such proceedings shall be given in the manner required by law. Executive further agrees that, in addition to any other remedies available to the Company by operation of law or otherwise, in the


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event Executive willfully and materially breaches any of his obligations under
Sections 9 or 10 hereof, he shall not be entitled to any amounts which may otherwise be payable under the terms of Sections 7(c) and 7(d) hereof and under the terms of the benefit plans of the Company in which he participates and to which he might otherwise then be entitled by virtue hereof. Nothing in Sections 9 or 10 shall operate as a diminution of Executive's obligations under the Company's standard agreements pertaining to the subject matter of such sections.

         12. Skipping Stone Acquisition.

         Nothing in this Agreement shall prohibit Executive from continuing in good faith his activities with and on behalf of SSI prior to the closing of the Acquisition.

         13. Insurance and Indemnification

                  (a) Insurance Covering Executive. The Company shall, at its cost, provide insurance coverage to Executive at least to the same extent as other senior executives and directors of Commonwealth or CEG, as applicable, with respect to (i) director's and officer's liability, (ii) errors and omissions and (iii) general liability.

                  (b) Indemnification. The Company shall indemnify Executive and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys fees and expenses) arising out of or relating to any acts, or omissions to act, made by Executive on behalf of or in the course of performing services for the Company to the fullest extent permitted by the Delaware General Corporation Law or other applicable law and by the Company's certificate of incorporation or bylaws as in effect on the date hereof, and at least to the same extent as other senior executives and directors of Commonwealth or CEG, as applicable. To the extent a change in applicable law permits greater indemnification than is now afforded by the certificate of incorporation or bylaws as in effect on the date hereof and a corresponding amendment shall not be made therein, it is the intent of the parties hereto that Executive shall enjoy the greater benefits so afforded by such change. Without limiting the foregoing, the Company, to the full extent permitted by the DGCL or other applicable law, will periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted thereunder, provided that the Executive provides an undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification.

                  (c) Rights Not Exclusive. The foregoing rights conferred upon Executive shall not be exclusive of any other right which Executive may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.

         14. Miscellaneous.

                  (a) Successors and Assigns.

                        (i) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "the Company" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                        (ii) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the, laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representatives.

                  (b) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                  (c) Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

                  (d) Release of Claims. The Company may condition payment of the cash termination benefits described in Sections 7(c) and 7(d) of this Agreement upon the delivery by Executive of a signed release of claims in a form customarily employed by the Company.

                  (e) Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  (f) Arbitration. If any legally actionable dispute arises under this Agreement or otherwise which cannot be resolved by mutual discussion between the parties, then the Company and Executive each agree to resolve that dispute by binding arbitration before an arbitrator experienced in employment law. Said arbitration will be conducted in accordance with the rules applicable to employment disputes of the Judicial Arbitration and Mediation Services ("JAMS") and the law applicable to the claim. The parties shall have 30 calendar days after notice of such arbitration has been given to attempt to agree on the selection of an arbitrator. In the event the parties are unable to agree in such time, JAMS will provide a list of nine available arbitrators and an arbitrator will be selected from such nine-member panel provided by JAMS by the parties alternately striking out one name of a potential arbitrator until only one name remains. The party entitled to strike an arbitrator first shall be selected by a toss of a coin. The parties agree that this agreement to arbitrate includes any such disputes that the Company may have against Executive, or Executive may have against the Company and/or its related entities and/or employees, arising out of or relating to this Agreement, or Executive's employment or Executive's termination including, but not limited to, any claims of discrimination or harassment in violation of applicable law and any other aspect of Executive's compensation, employment, or Executive's termination. The parties further agree that arbitration as provided for in this
Section 14(f) is the exclusive and binding remedy for any such dispute and will be used instead of any court action, which is hereby expressly waived, except for any request by either party for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law or for breaches by Executive of Executive's obligations under Sections 9 or 10 above or an administrative claim with an administrative agency. The parties agree that the arbitration provided herein shall be conducted in Orange County, California unless otherwise mutually agreed or unless Executive's primary place of employment hereunder is a different location. The parties agree to pay their own fees and expenses with respect to any arbitration brought pursuant to this paragraph.

                  (g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

                  (h) No Conflicts. Executive represents and warrants to the Company that he is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive's ability to execute this Agreement or to carry out his duties and responsibilities hereunder.

                  (i) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof

                  (j) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                   COMMONWEATLH  ENERGY CORPORATION



                                   By:  /s/ Ian B. Carter
                                       ----------------------------------------
                                       Name: Ian B. Carter
                                       Title: Chairman and Chief Executive
                                              Officer


                                   By:  /s/ Robert Perkins
                                       ----------------------------------------
                                       Name: Robert Perkins
                                       Title: Chairman of Compensation Committee



                                   COMMERCE ENERGY GROUP, INC.

                                   By:  /s/ Ian B. Carter
                                       ----------------------------------------
                                       Name: Ian B. Carter
                                       Title: Chairman and Chief Executive
                                              Officer



                                   EXECUTIVE


                                   By:  /s/ Peter Weigand
                                       ----------------------------------------
                                       Name: Peter Weigand